FIRST AMENDMENT

OF THE

A.L. Pharma Inc. Supplemental Pension Plan

WHEREAS, Alpharma Inc. (the "Company") (formerly known as A.L. Pharma Inc.) maintains the A.L. Pharma Inc. Supplemental Pension Plan (the "Plan"); and

WHEREAS, the Company desires to change the name of the Plan to be consistent with the name of the Company; and

WHEREAS, the Company desires to decrease the vesting requirement under the Plan from ten years to five years; and

WHEREAS, the Plan has been amended and further amendment of the Plan is now considered necessary and desirable to reflect the aforementioned changes;

NOW, THEREFORE, IT IS RESOLVED that, in accordance with the power reserved to the Company by section 4 of the Plan, and pursuant to resolutions adopted by the Compensation Committee of the Company on May 7, 1998, the Plan, as previously amended, be and it hereby is further amended, effective as of July 1, 1998, as follows:

The following shall be substituted as Section 2.3 of the Plan:

2.3 Vesting. If a participant resigns or is dismissed from the employ of the Company and all of its controlled group members prior to completing at least five years of employment service with the Company or any of its controlled group, the participant shall not be entitled to any benefit under the Plan.

* * *

IN WITNESS WHEREOF, the Company has caused this First Amendment of the A.L. Pharma Inc. Supplemental Pension Plan to be executed on its behalf on the ___ day of _______________, 1998.

Alpharma Inc.

By:______________________________

Its:______________________________

ATTEST:

By:______________________________

Its:______________________________